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                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                           ANNUAL REPORT OF FORM 10-K

                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

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                                                                                   Jurisdiction
                                                                                        of
                  Name of Subsidiaries                                             Incorporation
                  --------------------                                             -------------
100% Owned by Company

Industrias Universales Unidas de Mexico, S.A.                                    Tijuana, Mexico

Suoftec Light Metal Products B.V.                                                Netherlands

Superior Engineered Technologies, Inc.                                           Delaware, U.S.A.

Superior Industries de Mexico S.A. de C.V.                                       Chihuahua, Mexico

Superior Industries International Distribution Corporation                       California, U.S.A.

Superior Industries International - Arkansas, Inc.                               Arkansas, U.S.A.

Superior Industries International - California, Inc.                             California, U.S.A.

Superior Industries International - Kansas, Inc.                                 Kansas, U.S.A.

Superior Industries International - Michigan, Inc.                               Michigan, U.S.A.

Superior Industries International - Tennessee, LLC                               Tennessee, U.S.A.

Superior Industries Management Corporation                                       California, U.S.A.

Superior Performance Products Inc.                                               Canada

Superior Industries International - Michigan LLC                                 Delaware, U.S.A.

50% Owned Joint Ventures

Suoftec Light Metal Products Production & Distribution Ltd                       Tatabanya, Hungary

Topy-Superior Limited                                                            Tokyo, Japan
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